Exhibit 4.12

SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

This SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (the “Amendment”) is entered into as of this 19th day of May, 2004, by and among THERMADYNE INDUSTRIES, INC., a Delaware corporation (“Industries”), THERMAL DYNAMICS CORPORATION, a Delaware corporation (“Dynamics”), TWECO PRODUCTS, INC., a Delaware corporation (“Tweco”), VICTOR EQUIPMENT COMPANY, a Delaware corporation (“Victor”), C & G SYSTEMS, INC., an Illinois corporation (“C & G”), STOODY COMPANY, a Delaware corporation (“Stoody”), THERMAL ARC, INC., a Delaware corporation (“Thermal Arc”), PROTIP CORPORATION, a Missouri corporation (“ProTip”), THERMADYNE INTERNATIONAL CORP., a Delaware corporation (“International”, and collectively with ProTip, Thermal Arc, Stoody, C & G, Victor, Tweco, Dynamics and Industries, the “Borrowers”), the other persons designated as Credit Parties on the signature pages hereof, GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (“Agent”) and the Persons signatory thereto from time to time as Lenders.  Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them in Annex A to the Credit Agreement (as hereinafter defined).

RECITALS

WHEREAS, the Borrowers, the Credit Parties, Agent and Lenders have entered into that certain Amended and Restated Credit Agreement dated as of February 5, 2004 (as further amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement” ); and

WHEREAS, the Borrowers have requested that Requisite Lenders amend certain provisions of the Credit Agreement.

NOW THEREFORE, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:

1.                                       Amendment.

(a)  Section 5.9 of the Credit Agreement is hereby amended to delete the amount “$10,000,000” in the fifth sentence thereof (which sentence begins, “In addition to the foregoing”) and in lieu thereof insert “12,000,000”.

(b)  Subsection (c)(x) of the definition of “EBITDA” in Annex A to the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(x) any non-recurring employee severance expenses and non-recurring cash expenses related to plant reorganizations, not to exceed $10,000,000 in the aggregate, incurred prior to January 1, 2005”

2.                                       Representations and Warranties of Credit Parties.  The Credit Parties represent and warrant that:

(a)  the execution, delivery and performance by the Credit Parties of this Amendment have been duly authorized by all necessary corporate action required on its part and this Amendment is a legal, valid and binding obligation of the Credit Parties enforceable against the Credit Parties in accordance with its terms except as the enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law); and

(b)  after giving effect to this Amendment, each of the representations and warranties contained in the Credit Agreement is true and correct in all material respects on and as of the date hereof as if made on the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date.

(c)  Conditions To Effectiveness.  This Amendment shall be effective upon the following (all in form and substance satisfactory to Agent)

(1)                                  execution and delivery of this Amendment by the Requisite Lenders and the Credit Parties.

(2)                                  The Borrower shall have paid to the Agent an amendment fee in the amount of $50,000.

(3)                                  payment in full of all fees, costs and expenses, including the reasonable fees, costs and expenses of counsel or other advisors for advice, assistance, or other representation in connection with this Amendment, as provided in Section 11.3(a) of the Credit Agreement.

3.                                       Reference To And Effect Upon The Credit Agreement.

(a)                                  The Credit Agreement and the other Loan Documents shall remain in full force and effect, as amended hereby, and are hereby ratified and confirmed.

(b)                                 The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or any Lender under the Credit Agreement or any Loan Document, nor constitute a waiver or amendment of any provision of the Credit Agreement or any Loan Document, except as specifically set forth herein.  Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Credit Agreement,” “hereunder,”  “hereof,” “herein” or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby.

4.                                       Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF NEW YORK.

5.                                       Headings.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

6.                                       Counterparts.  This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

7.                                       Reaffirmation of Guaranties.  The Credit Parties signatory hereto hereby reaffirm their Guaranties of the Obligations, taking into account the provisions of this Amendment.

[Signature pages follow]

2

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first written above.

LENDERS:

GENERAL ELECTRIC CAPITAL CORPORATION,
as Agent and Lender

/s/ Dennis W. Cloud

By:	Dennis W. Cloud
Duly Authorized Signatory

BORROWERS:

THERMADYNE INDUSTRIES, INC.

By:	/s/ James H. Tate
Name:	James H. Tate
Title:	Senior Vice President

THERMAL DYNAMICS CORPORATION

By:	/s/ James H. Tate
Name:	James H. Tate
Title:	Senior Vice President

TWECO PRODUCTS, INC.

By:	/s/ James H. Tate
Name:	James H. Tate
Title:	Senior Vice President

VICTOR EQUIPMENT COMPANY

By:	/s/ James H. Tate
Name:	James H. Tate
Title:	Senior Vice President

C & G SYSTEMS, INC.

By:	/s/ James H. Tate
Name:	James H. Tate
Title:	Senior Vice President

STOODY COMPANY

By:	/s/ James H. Tate
Name:	James H. Tate
Title:	Senior Vice President

THERMAL ARC, INC.

By:	/s/ James H. Tate
Name:	James H. Tate
Title:	Senior Vice President

THERMADYNE INTERNATIONAL CORP.

By:	/s/ James H. Tate
Name:	James H. Tate
Title:	Senior Vice President

PROTIP CORPORATION

By:	/s/ James H. Tate
Name:	James H. Tate
Title:	Senior Vice President

The following Persons are signatories to this Amendment in their capacity as Credit Parties and not as Borrowers and acknowledge and agree to the foregoing (including, without limitation, Section 7 hereof) in such capacity.

THERMADYNE HOLDINGS CORPORATION

By:	/s/ James H. Tate
Name:	James H. Tate
Title:	Senior Vice President

THERMADYNE RECEIVABLES, INC.

By:	/s/ James H. Tate
Name:	James H. Tate
Title:	Senior Vice President

MECO HOLDING COMPANY

By:	/s/ James H. Tate
Name:	James H. Tate
Title:	Senior Vice President

C&G SYSTEMS HOLDING, INC.

By:	/s/ James H. Tate
Name:	James H. Tate
Title:	Senior Vice President

The following Persons is signatory to this Agreement in its capacity as a Credit Party solely with respect to Section 6 of the Credit Agreement and not as a Borrower.

THERMADYNE WELDING PRODUCTS CANADA LTD.

By:	/s/ James H. Tate
Name:	James H. Tate
Title:	Senior Vice President